As filed with the Securities and Exchange Commission on March 5, 2003

                                                  Registration No. 333-
                       ----------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                  AMVESCAP PLC
             (Exact Name of Registrant as Specified in Its Charter)

England                                                 Not Applicable
-------                                                 --------------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

                               30 Finsbury Square
                                 London EC2A 1AG
                                     England
                   (Address, including Zip Code, of Principal
                               Executive Offices)

                THE AMVESCAP NO. 3 EXECUTIVE SHARE OPTION SCHEME
                            (Full Title of the Plan)

                              Robert F. McCullough
                             Chief Financial Officer
                                  AMVESCAP PLC
                        1315 Peachtree Street, Suite 500
                             Atlanta, Georgia 30309
                                 (404) 479-1095
           (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                                Erick Holt, Esq.
                                 General Counsel
                                  AMVESCAP PLC
                        1315 Peachtree Street, Suite 500
                             Atlanta, Georgia 30309
                                 (404) 479-1095

                                          CALCULATION OF REGISTRATION FEE

 Title of securities     Amount to be         Proposed            Proposed maximum                Amount of
   to be registered       registered          maximum          aggregate offering price       registration fee
                                           offering price
                                             per share
Ordinary Shares          36,688,490 (1)      $7.60 (2)             $278,902,333.44 (2)         $25,659.01 (3)
Issuable Under
the AMVESCAP
No. 3 Executive
Share
Option Scheme


(1) Together with an indeterminate additional number of Ordinary Shares which may be issuable pursuant to the anti-dilution provisions of the Plan. Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities to be offered or issued in connection with stock splits, stock dividends or similar transactions.

(2) Estimated for the purpose of computing the registration fee. Pursuant to Rule 457(h) under the Securities Act, with respect to 36,188,490 Ordinary Shares issuable under outstanding options granted pursuant to the Plan, the Proposed Maximum Aggregate Offering Price is based on the prices at which the options may be exercised. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, with respect to 500,000 Ordinary Shares issuable pursuant to future grants of options under the Plan, as to which the offering price is not known, the Proposed Maximum Aggregate Offering Price was determined based on the average of the high and low prices of Ordinary Shares as reported on the London Stock Exchange as of February 26, 2003. The Proposed Maximum Offering Price Per Share is the weighted average exercise price of the Ordinary Shares registered on this Registration Statement.

(3) Pursuant to Rule 457(p) under the Securities Act, the registration fee of $25,659.01 is offset in part by the filing fee of $12,027.21 previously paid with respect to certain Ordinary Shares registered on our previously filed registration statement on Form S-8, File Number 333-10602, filed on July 16, 1999 (the "Prior Registration Statement"), which have been deregistered by the filing of a post-effective amendment to the Prior Registration Statement on the date hereof.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.       Plan Information

     Not required to be filed with the Commission.

Item 2.       Registrant Information and Employee Plan Annual Information

     Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference

     The following documents are incorporated by reference in this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2001, filed on April 4, 2002, which contains our audited financial statements for the year ended December 31, 2001.

     (b) All other reports we have filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2001.

     (c) The description of our Ordinary Shares in the section entitled "Description of Securities" of our Registration Statement on Form F-3 (File No. 333-8680).

     All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2001 were audited by Arthur Andersen ("Andersen"). After reasonable efforts, we have not been able to obtain the consent of Andersen to the incorporation by reference of its audit report dated March 8, 2002 into this Registration Statement. Under these circumstances, Rule 437a under the Securities Act permits this Registration Statement to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a shareholder's ability to assert claims against Andersen under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.

Item 4.       Description of Securities

     Not applicable.

Item 5.       Interests of Named Experts and Counsel

     Not applicable.

Item 6.       Indemnification of Directors and Officers

     Except as hereinafter provided, there is no provision of our Memorandum or Articles of Association or any contract, arrangement or statute under which any of our directors, managing directors, managers, officers or auditors are insured or indemnified in any manner against any liability that he may incur in his capacity as such.

     Our Articles of Association provide that, subject to the provisions of the Companies Act of 1985, each of our directors, managing directors, managers, officers and auditors shall be indemnified by us against all costs, charges, expenses, losses or liabilities incurred by him in the execution of the duties of his office or otherwise relating to his office, including liabilities incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted or in connection with any application in which relief is granted to him by the court.

     Our Articles of Association also provide that we may purchase and maintain insurance for any of our directors, managing directors, managers, officers or auditors against any liabilities, including any which may attach to him in respect of any negligence, default, breach of duty or breach of trust that he may be guilty of in relation to us. We maintain such policies of insurance on our directors and officers.

Item 7.       Exemption from Registration Claimed

     Not applicable.

Item 8.       Exhibits

4.1  Memorandum of Association of AMVESCAP, incorporated by reference to exhibit
     1.1 to AMVESCAP's Annual Report on Form 20-F for the year ended December 31, 2001, filed with the Commission on April 4, 2002.

4.2  Articles of Association of AMVESCAP.

4.3 Form of Certificate for Ordinary Shares of AMVESCAP, incorporated by reference to exhibit 4.5 to AMVESCAP's registration statement on Form F-3/F-1 (file nos. 333-5990 and 333-5990-01), filed with the Commission on November 21, 1996.

5.   Opinion of Ashurst Morris Crisp.

23.1 Consent of Arthur Andersen (omitted pursuant to Rule 437a under the Securities Act).

23.2 Consent of Ashurst Morris Crisp (included in Exhibit 5).

24   Power of Attorney (included on signature page).

99.1 The AMVESCAP No. 3 Executive Share Option Scheme.

Item 9.       Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the annual report of the employee benefit plan referenced herein pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 28th day of February, 2003.

                                             AMVESCAP PLC


                                              By: /s/ Robert F. McCullough
                                                  ------------------------
                                                  Robert F. McCullough
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of AMVESCAP PLC hereby severally constitute Robert F. McCullough, Erick Holt and Jeffrey Kupor and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable AMVESCAP PLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 28, 2003:


             Name                  Title
             ----                  -----
/s/      Charles W. Brady          Executive Chairman, Board of Directors; Chief
-----------------------------      Executive Officer
Charles W. Brady                   (principal executive officer)


/s/      Rex D. Adams              Non-Executive Director
-----------------------------
Rex D. Adams

/s/      John Banham               Non-Executive Director
-----------------------------
Sir John Banham

/s/      Michael D. Benson         Vice Chairman, Board of Directors
-----------------------------
The Hon. Michael D. Benson

/s/      Joseph R. Canion          Non-Executive Director
-----------------------------
Joseph R. Canion

/s/      Michael J. Cemo           Director
-----------------------------
Michael J. Cemo

/s/      Gary T. Crum              Director
-----------------------------
Gary T. Crum

/s/      Robert H. Graham          Vice Chairman, Board of Directors
-----------------------------
Robert H. Graham

/s/      Hubert J. Harris, Jr.     Director
-----------------------------
Hubert L. Harris, Jr.

/s/      Denis Kessler             Non-Executive Director
-----------------------------
Denis Kessler

/s/      Bevis Longstreth          Non-Executive Director
-----------------------------
Bevis Longstreth

/s/      Robert F. McCullough      Director; Chief Financial Officer
-----------------------------      (principal financial and accounting officer)
Robert F. McCullough

/s/      Stephen K. West           Non-Executive Director
-----------------------------
Stephen K. West


Authorized Representative in the United States:

/s/      Robert F. McCullough
-----------------------------
Name:    Robert F. McCullough
Title:   Director; Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.       Description
----------        -----------

4.1               Memorandum of Association of AMVESCAP, incorporated by reference to exhibit 1.1 to AMVESCAP's
                  Annual Report on Form 20-F for the year ended December 31, 2001, filed with the Commission on
                  April 4, 2002.

4.2               Articles of  Association  of  AMVESCAP.

4.3               Form of Certificate  for Ordinary  Shares of AMVESCAP,  incorporated  by reference to exhibit 4.5 to  AMVESCAP's  registration  statement on Form  F-3/F-1  (file nos.  333-5990 and  333-5990-01), filed with the Commission on November 21, 1996.

5.                Opinion of Ashurst Morris Crisp.

23.1              Consent of Arthur Andersen (omitted pursuant to Rule 437a under the Securities Act).

23.2              Consent of Ashurst Morris Crisp (included in Exhibit 5).

24                Power of Attorney (included on signature page).

99.1              The AMVESCAP No. 3 Executive Share Option Scheme.